EXHIBIT 10.1

CREDIT AGREEMENT

THIS is an agreement (the “Agreement”) made this 2nd day of September, 2009, by FIRST HAWAIIAN BANK, a Hawaii corporation, as lender, and PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership, as borrower.
This Agreement concerns the establishment of a credit facility in the amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) made available to the Borrower by the Lender, pursuant to which the Borrower may obtain Advances from the Lender, and may request the Lender to issue Letters of Credit for its account, all upon the terms and conditions set forth below.
In consideration of the mutual covenants hereinafter set forth, and intending to be legally bound thereby, the Borrower and the Lender hereby agree as follows:
SECTION 1.  Definitions.
As used in this Agreement, each of the following terms shall have the meaning set forth below with respect thereto:
“Advance” means a disbursement of loan proceeds pursuant to the terms and conditions set forth in Section 2 of this Agreement.
“Banking Day” means a day on which First Hawaiian Bank is open for business in the State of Hawaii.
“Borrower”means Pacific Office Properties, L.P., a Delaware limited partnership
“Closing Date” means the date on which the Lender determines that all of the conditions set forth in Section 4 of this Agreement have been satisfied.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Letter of Credit” means a Letter of Credit issued by the Lender, as issuer, for the account of the Borrower, in favor of a named beneficiary, the purpose of which is to provide a payment mechanism for the sale of goods by the beneficiary to the Borrower.
“Commitment” means the Lender’s agreement to make Advances of loan proceeds to the Borrower, and to issue Letters of Credit for the account of the Borrower, pursuant to, but subject to the terms and conditions of, this Agreement and, where the context so requires, the aggregate principal amount of all Advances disbursed or to be disbursed, and all Letters of Credit issued or to be issued, thereunder.  The amount of the Commitment shall be TEN MILLION AND NO/100 DOLLARS ($10,000,000.00).
“Compliance Certificate” means the certificate in the form attached hereto as Exhibit “1” and made a part hereof.
           “Event of Default” means any of the events described in Section 7.1 of this Agreement.
“Expenses” means the fees, costs and expenses described in Section 6.7 of this Agreement.
“GAAP” means generally accepted accounting principles.
“Lender” means First Hawaiian Bank, a Hawaii corporation.
“Letter of Credit” means a Commercial Letter of Credit or a Standby Letter of Credit, issued by the Lender at the request of, and for the account of, the Borrower, as provided in Section 2.3 of this Agreement.
“Loan Documents” means all of the documents and instruments executed by or for the benefit of the Borrower in connection with the Commitment, including, without limitation, this Agreement, the Note, and the Pledge and Security Agreement.
“Maturity Date” means (a) September 2, 2011, or (b) the date, following the occurrence of an Event of Default, on which the Lender notifies the Borrower that the entire Principal Balance, together with all accrued interest thereon, the amount of all outstanding Letters of Credit, and all fees, charges, expenses and other sums payable under this Agreement and the other Loan Documents, shall become due and payable.

“Note” means the promissory note dated the date of this Agreement, executed by the Borrower in favor of the Lender, evidencing the Borrower’s agreement to repay the Principal Balance hereunder, together with interest thereon, as provided therein.
“Pledgor” means Shidler Equities L.P., a Hawaii limited partnership
“Principal Balance” means (i) the aggregate outstanding principal balance of all Advances, (ii) the aggregate principal amount of all Letters of Credit that have been negotiated, and (iii) upon the occurrence of an Event of Default, the aggregate principal amount of all Letters of Credit that are issued and outstanding.
 “Pledge and Security Agreement” means that certain Pledge and Security Agreement dated the date of this Agreement, executed by the Pledgor and the Lender, pledging to the Lender the Pledgor’s time certificate of deposit in the principal amount of $10,000,000.00.
“Standby Letter of Credit” means a Letter of Credit issued by the Lender, as issuer, for the account of the Borrower, in favor of a named beneficiary, the purpose of which is to assure the performance by the Borrower of certain contractual obligations of the Borrower to the beneficiary.
“Standby Letter of Credit Fee” means an annual fee in an amount equal to one percent (1%) multiplied by the amount of each Standby Letter of Credit issued hereunder, payable by the Borrower to the Lender quarterly in advance, as provided in Section 6.8 of this Agreement.
SECTION 2.  The Commitment.
2.1           Amount.  The Lender agrees, subject to the terms and conditions contained in this Agreement, to make Advances to the Borrower and to issue Letters of Credit for the account of the Borrower, in the aggregate amount which shall not exceed, at any one time, the amount of the Commitment.  Within the limits of the Commitment, and subject to the terms and conditions contained herein, the Borrower may borrow, repay and reborrow.

2.2           Advances.  Applications for each desired Advance under this Agreement shall be made by the Borrower in accordance with the terms and provisions of the Note.  The Borrower shall use the proceeds of the Advances for working capital and general corporate purposes, consistent with its real estate operations, and for such other purposes as the Lender may approve.
2.3           Letters of Credit.  Applications for each desired Letter of Credit under this Agreement shall be made by the Borrower to the Lender on (i) an Application and Agreement for Commercial Letter of Credit in the form attached hereto as Exhibit “2” and made a part hereof (as the same may be revised by the Lender from time to time) or (ii) an Application and Agreement for Standby Letter of Credit in the form attached hereto as Exhibit “3” and made a part hereof (as the same may be revised by the Lender from time to time), delivered to the Lender no later than three (3) Banking Days prior to the date the Letter of Credit is desired.  Each Letter of Credit shall be for an amount which is at least $25,000.00. The expiry date of any Letter of Credit shall be no later than the Maturity Date ( September 2, 2011); provided, however, that for any Letter of Credit with a expiry date later than the Maturity Date, the Borrower shall, no later than the date which is thirty (30) days prior to the Maturity Date, either (a) make arrangements satisfactory to the Lender for a credit facility to support all Letters of Credit outstanding as of such date (i.e., the date which is thirty (30) days prior to the Maturity Date), or (b) deposit with the Lender cash sufficient to fully collateralize all Letters of Credit outstanding as of such date (i.e., the date which is thirty (30) days prior to the Maturity Date).  The aggregate amount of all Letters of Credit issued and outstanding at any one time may not exceed  Two Million Dollars ($2,000,000.00),  and the amount of the Commitment available to the Borrower for Advances shall be reduced by the aggregate amount of all Letters of Credit issued and outstanding at any one time.  In addition to the Standby Letter of Credit Fee payable by the Borrower pursuant to Section 6.8 of this Agreement, for Standby Letters of Credit issued hereunder, the Borrower shall, at the time of the issuance of each Letter of Credit, pay to the Lender its standard letter of credit issuance fee.  The Borrower shall also pay to the Lender its standard amendment and negotiation fees, upon any amendment or negotiation of any Letters of Credit.  Upon the negotiation of any Letter of Credit and the payment by the Lender of the amount drawn thereunder, the amount so drawn shall become and be deemed part of the Principal Balance.  Upon the occurrence of an Event of Default hereunder, the full amount of any outstanding Letter of Credit shall become and be deemed part of the Principal Balance.  The Letters of Credit shall be issued for general corporate purposes, consistent with the Borrower’s real estate operations, and for such other purposes as the Lender may approve.

2.4           Interest.  Interest on the Principal Balance shall accrue as provided in the Note.  Interest shall not accrue on any Letter of Credit until the same shall have been negotiated by the beneficiary and paid by the Lender.
2.5           Payments.  The Borrower shall pay to the Lender interest on the Principal Balance as provided in the Note.   The Borrower shall repay the Principal Balance, all accrued but unpaid interest thereon, and all fees, charges and other sums payable under the Loan Documents, to the Lender on the Maturity Date.  The Borrower may prepay principal on the terms and conditions set forth in the Note.
2.6           Pledge and Security Agreement.  In order to secure the due and punctual payment of the Note, and the observance and performance by the Borrower of all of its obligations under the Loan Documents, the Borrower shall, on or before the Closing Date, deliver to the Lender the Pledge and Security Agreement, duly executed by the Pledgor, in form and substance satisfactory to the Lender.
            2.7            Closing.  Closing of the Commitment shall be subject to the satisfaction of all of the conditions precedent set forth in Section 4 of this Agreement, and shall occur no later than September 3, 2009.

SECTION 3.  Representations and Warranties by the Borrower.
The Borrower represents and warrants to the Lender that:
3.1           Organization, Standing and Authority of Borrower.  The Borrower is a Delaware limited partnership duly registered, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns.  The Borrower has all requisite power and authority to execute and deliver the Loan Documents and to observe and perform all of the provisions and conditions thereof.  The execution and delivery of the Loan Documents have been duly authorized by the general partner of the Borrower and no other partnership action of the Borrower is requisite to the execution and delivery of the Loan Documents.
3.2  Organization, Standing and Authority of Pledgor.  The Pledgor is a Hawaii limited partnership duly registered, validly existing and in good standing under the laws of the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns.  The Pledgor has all requisite power and authority to execute and deliver the Pledge and Security Agreement and to observe and perform all of the provisions and conditions thereof.  The execution and delivery of the Pledge and Security Agreement have been duly authorized by the general partner of the Pledgor and no other partnership action of the Pledgor is requisite to the execution and delivery of the Pledge and Security Agreement.

3.3           Tax Returns and Payments.  All tax returns and reports of the Borrower required by law to be filed have been duly filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender but which are currently being contested in good faith) upon the Borrower or upon the properties or assets or income of the Borrower, which are due and payable, have been paid.
3.4           Litigation.  There is, to the knowledge of the Borrower, no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or threatened against or affecting the Borrower, which might materially adversely affect the Borrower’s ability to perform its obligations under the Loan Documents.
3.5           Compliance with Other Instruments, None Burdensome.  The Borrower is not in violation of or in default with respect to any term or provision of its Partnership Agreement or any mortgage, indenture, contract, agreement or instrument applicable to it or by which it may be bound; and the execution, delivery, performance of and compliance with each and all of the Loan Documents will not result in any such violation or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Borrower not contemplated by this Agreement; and there is no term or provision of the Partnership Agreement of the Borrower or any mortgage, indenture, contract, agreement or instrument applicable to the Borrower or by which it may be bound, which may adversely affect the business or prospects or condition (financial or other) the Borrower or of any of its properties or assets.  Without limiting the foregoing, the Borrower is not a party to, or otherwise subject to, any agreement which limits the amount of, or otherwise imposes restrictions on, the incurring of indebtedness by the Borrower of the type contemplated by this Agreement.

3.6           Compliance with Law.  The consummation of the transactions contemplated by the Loan Documents will not conflict with or result in a breach of any law, statute, ordinance, regulation, order, writ, injunction, judgment of any court or governmental instrumentality, domestic or foreign.
3.7           Governmental Authorization.  No consent, approval or authorization of, or registration, declaration or filing with, any governmental or public body or authority in connection with the valid execution and delivery of each of the Loan Documents is required or, if required, such consent, approval, order or authorization shall have been obtained prior to the Closing Date.
3.8           Financial Statements.  All financial statements heretofore delivered to the Lender by the Borrower are true and correct in all respects (consolidated financial statements of the Borrower and the general partner of the Borrower), have been prepared in accordance with GAAP, consistently applied, and fairly represent the financial condition of the entities described therein as of the dates thereof; and no material, adverse changes have occurred in the financial condition reflected therein since the dates thereof.
3.9.           No Merger, Consolidation, Etc.  No proceeding looking toward the merger, consolidation, sale of assets or business, or dissolution or liquidation of the Borrower has been commenced, and no such proceeding is contemplated.
3.10           Brokers, Finders and Agents.  The Borrower has not employed or engaged any broker, finder or agent who may claim a commission or fee or other compensation with respect to the Commitment.  The Borrower will indemnify and hold the Lender harmless from any and all claims of brokers or other claims for commissions or fees in connection with the Commitment and will further hold the Lender harmless and indemnify the Lender against all losses, damages, costs and charges (including attorneys’ fees) which the Lender may sustain because of such claims or in consequence of defending against such claims.

3.11           Character of Representations and Warranties.  None of the financial statements or any certificate or statement furnished to the Lender by or on behalf of  the Borrower in connection with the Commitment, and none of the representations and warranties in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  To the best knowledge of the Borrower, there is no fact which materially adversely affects or in the future (so far as the Borrower can now foresee) may materially adversely affect the ability of the Borrower to observe or perform its obligations under the Loan Documents which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Borrower.
SECTION 4.  Conditions of the Lender’s Obligation.
The Lender’s obligation to make Advances and to issue Letters of Credit hereunder, are subject to the fulfillment, to its reasonable satisfaction, of the following conditions:
4.1           Representations and Warranties True at Closing.  The representations and warranties contained in Section 3 of this Agreement and otherwise made by or on behalf of the Borrower in connection with the Commitment shall be true and correct as of the time of each request by the Borrower for an Advance or for the issuance of a Letter of Credit hereunder, with the same effect as if made at such time.
4.2           Execution of Loan Documents.  The Borrower shall have executed and delivered to the Lender and the Lender shall have approved, all of the Loan Documents.

4.3           Expenses.  The Borrower shall have paid to the Lender on the Closing Date all of the fees and expenses (including, without limitation, fees and disbursements and expenses of legal counsel for the Lender) provided for in Section 6.7 which the Lender shall determine to be due and payable as of the Closing Date.
4.4           No Event of Default.  There shall exist at the time each Advance is made and at the time each Letter of Credit is issued, no condition or event which would constitute an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default.
4.5           Opinion of Counsel.  The Borrower shall have delivered to the Lender, and the Lender shall have approved (a) an opinion of legal counsel for the Borrower, in substantially the form set forth in Exhibit “4” attached hereto and made a part hereof, and (b) an opinion of legal counsel for the Pledgor, in substantially the form set forth in Exhibit “5” attached hereto and made a part hereof.
4.6           Partnership Proceedings and Documents.  All partnership proceedings taken by the Borrower in connection with the Commitment shall be satisfactory in form and substance to the Lender and its counsel, and the Lender shall have received; (i) properly certified resolutions of the Board of Directors of the general partner of the of the Borrower duly authorizing the execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby, (ii) a certificate of good standing of the Borrower issued by the appropriate official of the State of Delaware,  (iii) a copy of the Partnership Registration Statement of the Borrower, certified as true and exact by said official; (iv) a copy of the Partnership Agreement of the Borrower, certified as true, correct and complete by the general partner of the Borrower, and (v) such authenticated copies of such other partnership documents as the Lender may reasonably request.

SECTION 5.  Making of Advances and Issuance of Letters of Credit.
Each Advance shall be made and each Letter of Credit shall be issued upon and subject to the following terms and conditions:
5.1           Application for Advances and Letters of Credit.  Applications for Advances shall be made as provided in the Note.  Applications for issuance of Letters of Credit shall be made as provided in Section 2.3 hereof.  Each application for an Advance and each application for issuance of a Letter of Credit shall be deemed a certification by the Borrower that, as of the date of such application, all representations and warranties contained in Section 3 are true and correct, and the Borrower is in compliance with all of the provisions of Sections 4 and 5 of this Agreement.  All statements contained in any such application shall be deemed a representation and warranty made by the Borrower in connection with the Commitment.
5.2           Conditions Precedent to Each Advance.  The Lender’s obligation to make each Advance hereunder shall be subject to the fulfillment, to the Lender’s satisfaction, as of the time of application and as of the time of the Advance, of all of the conditions precedent set forth in this Section 5.2:
(a)           Representations and Warranties.  The representations and warranties contained in any application for an Advance, or in Section 3 of this Agreement, or otherwise made by or on behalf of the Borrower in connection with the Commitment, shall be true and correct as of the time of each Advance made by the Lender under this Agreement, with the same effect as if made at such time.
(b)           No Event of Default.  There shall exist at the time of each Advance no condition which would constitute an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default.
(c)           Payment of Expenses and Fees.  The Borrower shall have paid to the Lender all expenses provided for in Section 6.7 which the Lender shall determine to be due.

(d)           Insolvency, Bankruptcy, etc.  The Borrower shall not have become insolvent; or made an assignment for the benefit of creditors; or failed generally to pay its debts as they become due; or become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days; or commenced a voluntary case under the bankruptcy laws as now or hereafter constituted; or filed any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation; or filed any answer admitting the material allegations of any petition filed against it in any such proceedings; or sought or consented to or acquiesced in the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or taken any action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated.
5.3           Conditions Precedent to Each Letter of Credit.  The Lender’s obligation to issue each Letter of Credit hereunder shall be subject to the fulfillment, to its satisfaction, as of the time of application and as of the time the Letter of Credit is issued, of all of the conditions precedent set forth in this Section 5.3:

(a)           Representations and Warranties.  The representations and warranties contained in any application for issuance of a Letter of Credit, or in Section 3 of this Agreement, or otherwise made by or on behalf of the Borrower in connection with the Commitment, shall be true and correct as of the time each Letter of Credit is issued, with the same effect as if made at such time.
(b)           No Event of Default.  There shall exist at the time of the issuance of each Letter of Credit, no condition which would constitute an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default.
(c)           Payment of Expenses and Fees.  The Borrower shall have paid to the Lender all expenses provided for in Section 6.7 and all fees provided for in Section 6.8 which the Lender shall determine to be due.
(d)           Insolvency, Bankruptcy, etc.  The Borrower shall not have become insolvent; or made an assignment for the benefit of creditors; or failed generally to pay its debts as they become due; or become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days; or commenced a voluntary case under the bankruptcy laws as now or hereafter constituted; or filed any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation; or filed any answer admitting the material allegations of any petition filed against it in any such proceedings; or sought or consented to or acquiesced in the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or taken any action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated.]

5.4           Conditions are Solely for Benefit of the Lender.  All conditions of the obligations of the Lender to make Advances and to issue Letters of Credit hereunder, are imposed solely and exclusively for the benefit of the Lender, and its successors and assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by the Lender at any time if, in its sole judgment, the Lender deems it advisable to do so.
SECTION 6.  Other Covenants of the Borrower.
The Borrower covenants and agrees with the Lender as follows:
6.1           Information.  The Borrower shall (a) furnish directly to the Lender with reasonable promptness such data and information, financial or otherwise, (including such financial information as may be required in any separate agreement between the Borrower and the Lender) concerning the Borrower as from time to time may reasonably be requested by the Lender; (b) promptly notify the Lender of any condition or event known to the Borrower which constitutes a breach or event of default of any covenant, condition, warranty, representation or provision of any of the Loan Documents, and of any materially adverse change in the financial condition or operations the Borrower; (c) furnish directly to the Lender, promptly upon transmission thereof such other information as the Borrower provides to its other lenders; and (d) furnish directly to the Lender not more than sixty (60) days after the end of each Quarter, a certificate of the Borrower, signed by an authorized executive officer of the Borrower, to the effect that the signer has reviewed the relevant terms of this Agreement, and the other Loan Documents, and has made, or caused to be made under such officer’s supervision, a review of the transactions and condition of the Borrower during such Quarter, and that such review has not disclosed, and the signer does not have knowledge of the existence, of any Event of Default, or, if any Event of Default has occurred or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto.

6.2           Preservation of Juristic Existence.  The Borrower shall maintain its juristic existence in good standing under the laws of the State of Hawaii and any other jurisdiction in which it conducts business, and shall not, without the prior written consent of the Lender, amend, modify, or terminate its constituent documents, true and correct copies of which the Borrower represents have been provided to the Lender.
            6.3           Payment of Taxes.  The Borrower shall pay or cause to be paid all taxes, assessments, or other governmental charges levied upon any of its properties or assets, or in respect of its income before the same become delinquent, except that the Borrower will have the right to contest assessments and other charges in the manner provided in Section 7.2.
6.4           Maintenance and Performance of Contracts.  The Borrower shall at all times maintain and perform all material contracts, licenses, permits, and other agreements applicable to its business and operations and provide timely notice to the Lender of any default by the Borrower or any third party under any of such contracts, licenses, permits or agreements.
6.5           Insurance.  The Borrower shall maintain at all times during the term of the Commitment such insurance as is normally carried by prudent entities engaged in the same or similar businesses.

6.6           Indemnification of the Lender.  The Borrower shall indemnify and hold the Lender harmless from any and all claims asserted against the Lender by any person, entity or governmental authority arising out of or in connection with the Commitment except for claims arising out of the Lender’s gross negligence or wilful misconduct.  The Lender shall be entitled to appear in any action or proceeding to defend itself against such claims, and all reasonable costs incurred by the Lender in connection therewith, including reasonable attorneys’ fees, shall be reimbursed by the Borrower to the Lender within ten (10) days after presentment, as provided in Section 6.7.  Any failure to so reimburse the Lender within the specified time period shall constitute an Event of Default under this Agreement, and the unreimbursed amount shall thereupon be added to the Principal Balance, and shall bear interest at the default rate specified in the Note.
The Lender shall, at its sole option, be entitled to settle or compromise any asserted claim against it, and such settlement shall be binding upon the Borrower for purposes of this indemnification.  Payment thereof by the Lender or the payment by the Lender of any judgment or claim successfully perfected against the Lender shall constitute an additional Advance hereunder, shall bear interest at the default rate specified in the Note until paid, and shall be payable upon demand of the Lender.  The agreements contained in this section shall survive termination of the Commitment and any other portions of this Agreement.
6.7           Expenses.  Whether or not the transactions hereby contemplated shall be consummated, the Borrower shall assume and pay upon demand of the Lender:
(a)           All reasonable out-of-pocket expenses incurred by the Lender in connection with the making and continued administration of any portion of the Commitment, including, but not limited to, the reasonable fees and disbursements and expenses of legal counsel for the Lender;
(b)           Any and all advances or payments made by the Lender pursuant to this Agreement or any other Loan Documents, and other similar or dissimilar expenses and charges in connection with the administration, servicing or collection of any portion of the Commitment, including restructuring of the Commitment, all of which shall constitute an additional liability owing by the Borrower to the Lender; and

(c)           All costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred by the Lender as a result of an Event of Default or for the purpose of negotiating a resolution of any default (whether by means of refinancing or otherwise and whether or not successful) or for the purpose of effecting collection of the amounts outstanding under the Commitment, principal, interest, fees and charges, or any other sums required to be paid by the Borrower pursuant to any of the Loan Documents, when the same shall become due and payable (whether at the stated maturity thereof or upon any acceleration of the maturity thereof).
6.8           Standby Letter of Credit Fee.  The Borrower shall pay to the Lender, for each Standby Letter of Credit issued and outstanding, the Standby Letter of Credit Fee, aggregated quarterly, such payment to be made quarterly in advance, on October 1, January 1, April 1 and July 1 of each year, based on a year of 360 days and the actual days elapsed.
6.9           Financial Statements.  The Borrower shall furnish to the Lender the following:
(a)           as soon as available, but not later than one hundred fifty (150) days after the end of each fiscal year of the general partner of the Borrower, comparative audited financial statements of such general partner for such fiscal year, prepared in accordance with GAAP, containing, among other matters, statements of income and retained earnings, and statements of cash flow, setting forth in each case comparative figures for the previous fiscal year, reflecting the financial condition of such general partner as of the end of such fiscal year, and accompanied by the opinion of independent certified public accountants of recognized standing, containing no qualifications, or only such qualification as are reasonably acceptable to the Lender.

(b)           when requested by the Lender, financial statements of the Pledgor for the prior fiscal year, prepared by the Pledgor, containing, among other matters, statements of income and retained earnings, and statements of cash flow, setting forth in each case comparative figures for the previous fiscal year, reflecting the financial condition of the Pledgor as of the end of such fiscal year.
6.10            Litigation.  The Borrower will give the Lender prompt notice of:
(a)           Any litigation or claims of any kind which might subject the Borrower to any liability, whether covered by insurance or not; and
(b)           All complaints and charges filed by any governmental agency or any other party affecting or exercising supervision or control of the Borrower or its businesses or assets which may impair the security of the Lender or adversely affect any of its rights under the Loan Documents.
         6.11         Inspection of Properties and Records.  The Borrower will permit the officers, employees, attorneys, and authorized agents of the Lender to visit and inspect any of the properties of the Borrower, to examine the books and records of the Borrower and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Borrower with the principal officers of the Borrower and its accountants, all at such reasonable times and as often as the Lender shall deem necessary.
6.12           Maintenance of Properties; Compliance with Laws.  The Borrower will maintain all of its properties and assets in good repair, working order and condition and will make or cause to be made all appropriate repairs, renewals and replacements thereof; and will comply with all applicable laws, rules, regulations and orders relating thereto.
6.13           Negative Covenants.  As long as any portion of the indebtedness hereunder remains unpaid, the Borrower shall not, without the prior written consent of the Lender:

(a)           acquire by purchase or otherwise all or substantially all of the business or assets, or stock, partnership interests or other evidence of ownership (beneficial or otherwise) or make any other investment in, any corporation, association, partnership, organization or individual, if such acquisition or investment would result in a change in control of the Borrower, except such as may be approved in writing by the Lender;
                                (b)           merge with or into or consolidate with any other Person, if such merger or consolidation would result in a change in control of the Borrower, except such as may be approved in writing by the Lender; or
(c)           make any significant change in accounting treatment or reporting practices, except in accordance with GAAP.
SECTION 7.  Default; Remedies on Default.
7.1           Events of Default.  If and for so long as any of the following events (herein called “Events of Default”) shall occur:
(a)           The Borrower shall default in making any monthly payment of interest under the Note and such monthly payment of interest is not made within three (3) Banking Days after the date such payment was due; or the Borrower shall default in the payment of all principal and interest to be made on the Maturity Date; or
(b)           The Borrower shall default in the performance of or compliance with any term, covenant, condition or provision contained in any of the Loan Documents, and such default shall not have been remedied within twenty (20) days after the Lender or any other person notifies the Borrower in writing of such default; or

(c)           The Borrower shall become insolvent, or shall make an assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or the Borrower shall become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days, or shall commence a voluntary case under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of any petition filed against it in any such proceedings; or the Borrower shall seek or consent to or acquiesce in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or the Borrower shall take action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against the Borrower seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceedings shall not have been dismissed; or within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without the consent or acquiescence of the Borrower, any such appointment or possession shall not have been vacated or terminated; or
(d)           The Pledge and Security Agreement shall be repudiated or breached, or any event described in subsection (c) above shall occur with respect to the Pledgor; or
(e)           Any representation made by or on behalf of the Borrower herein or otherwise in writing in connection with the Commitment shall prove to have been false or incorrect in any material respect on the date as of which such representation was made; or
(f)           A final judgment which alone exceeds $250,000.00 in amount shall be rendered against the Borrower, and shall not be discharged or have execution thereof stayed pending appeal within thirty (30) days after entry of such judgment or shall not be discharged within thirty (30) days after the expiration of any such stay; or

(g)           The Borrower shall default under any agreement involving the extension of credit to which the Borrower is a party (if such default gives the holder of the obligation the right to accelerate the indebtedness) and such default shall not be waived or remedied within the time permitted for the remedying of such default under the applicable document; or
(h)           There occurs any adverse change in the business, assets or general financial condition of the Borrower which has or, in the reasonable opinion of the Lender, could have, a material adverse effect upon the ability of the Borrower to observe and perform its obligations under the Loan Documents,
THEN, AND IN ANY SUCH EVENT, in addition to all remedies conferred by law, the Lender shall have no further obligation to make Advances or to issue Letters of Credit under the Commitment, and the Lender shall have the option to declare the Note to be due and payable, whereupon the entire aggregate unpaid Principal Balance under the Note, all accrued but unpaid interest thereon, the amount of all Letters of Credit issued and outstanding, and all fees, charges and other sums payable under the Loan Documents shall forthwith mature and become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and upon such maturity by acceleration or otherwise, all such principal, interest, amounts, fees, charges and other sums, shall bear interest at the rate provided in the Note to be paid following an Event of Default ; PROVIDED, HOWEVER, that all such amounts paid by the Borrower on account of any issued and outstanding Letter of Credit shall be repaid without interest to the Borrower if such Letter of Credit expires without having been negotiated, and if the Borrower has paid all sums required to be paid by the Borrower hereunder.

7.2           Right of Contest.  The Borrower shall have the right to contest in good faith any claim, demand, levy or assessment by a third party the assertion of which would constitute an Event of Default hereunder; PROVIDED, HOWEVER, any such contest shall be prosecuted diligently and in a manner not prejudicial to the Lender hereunder; and, upon demand by the Lender, the Borrower shall make suitable provision by payment to the Lender or by bond satisfactory to the Lender for the possibility that the contest will be unsuccessful.  Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to the Lender, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to the Borrower or the adverse claimant.
7.3           Marshalling.  The Borrower hereby waives any and all rights to require any security given hereunder to be marshalled and agrees and acknowledges that after the occurrence of any Event of Default, the Lender may, in its sole and absolute discretion, proceed to enforce its rights under the Loan Documents and to realize on any or all of the security for the repayment of the amounts outstanding under the Commitment or any portion or portions thereof, irrespective of the differing nature of such security and whether or not the same constitutes real or personal property.
SECTION 8.  Miscellaneous Provisions.
8.1           [Intentionally Omitted]
8.2           Actions.  The Lender shall have the right to commence, appear in or defend any action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the amounts outstanding or available under the Commitment, whether or not an Event of Default has occurred hereunder.  In connection therewith, the Lender may incur and pay reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees.  The Borrower shall pay to the Lender within ten (10) days after demand therefor, all such expenses, and the Lender is authorized to disburse funds from the Commitment for such purposes.

8.3           Timeliness; Term of Agreement; Survival of Representations and Warranties.  Time is of the essence of this Agreement.  This Agreement shall continue in full force and effect until all indebtedness of the Borrower to the Lender under the Loan Documents shall have been paid in full, all Letters of Credit have been negotiated or have expired (or other arrangements satisfactory to the Lender relative to any outstanding Letters of Credit have been made), all obligations of the Borrower under this Agreement and the Loan Documents have been observed and performed, and all obligations of the Lender under this Agreement and the other Loan Documents have been terminated.  All representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the Commitment shall survive the execution and delivery of the Loan Documents and any investigation at any time made by, through or on behalf of the Lender.  All statements contained in any certificate or other instrument delivered to the Lender on behalf of the Borrower pursuant to this Agreement or otherwise in connection with the Commitment shall constitute representations and warranties hereunder.
8.4           Amendments and Waivers.  Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.
8.5           Remedies Are Cumulative.  All rights, powers and remedies herein given to the Lender are cumulative and not alternative, are in addition to all rights, powers and remedies afforded by statutes or rules of law and may be exercised concurrently, independently, or successively in any order whatsoever.  Without limiting the generality of the foregoing, the Lender may enforce any one or more of the Loan Documents without enforcing all of them concurrently or in any particular order.

8.6           No Waiver.  No failure, forbearance or delay on the part of the Lender in exercising any power or right under any of the Loan Documents shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right.  No Advance made by the Lender and no Letter of Credit issued by the Lender hereunder shall constitute a waiver of any of the conditions precedent to the Lender’s obligation to make further Advances, or to issue additional Letters of Credit, nor, in the event the Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as provided in Section 7.1 of this Agreement.
8.7           No Joint Venture.  The execution of this Agreement, the making of the Commitment, the making of any Advance, the issuance of any Letter of Credit, and the exercise of any rights hereunder, are not intended, and shall not be construed, to create a partnership or joint venture between the Lender and the Borrower.
8.8           Notices.  All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:
TO BORROWER at:                             233 Wilshire Boulevard, Suite 830
Santa Monica, California 90401
                   Attention: Mr. James Kasim

TO LENDER at:                                     999 Bishop Street
Honolulu, Hawaii  96813
Attention:  Corporate Banking Division

The addresses may be changed from time to time by the addressee by serving notice as heretofore provided.  Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the second day after the date of mailing, whichever is earlier in time.
The Borrower hereby irrevocably authorizes the Lender to accept facsimile (“FAX”) transmissions of such notices, requests, demands and documents, provided such transmission is signed by an officer of the Borrower authorized to do so in a corporate resolution.  The Borrower shall and does hereby hold the Lender harmless from, and indemnify the Lender against, any loss, cost, expense, claim or demand which may be incurred by or asserted against the Lender by virtue of the Lender acting upon any such notices, requests, demands or documents transmitted in accordance with the above provisions.  The Borrower shall confirm any such FAX transmission separately by telephone conference between the Lender and the individuals signing such FAX transmission, and shall thereafter transmit to the Lender the actual “hard copy” of the notice, request, demand or document in question.
8.9           Waiver of Jury Trial.  The Borrower hereby knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereinafter instituted by the Lender or the Borrower to assert any of their respective claims arising out of or relating to any of the Loan Documents or any other agreement, instrument or document contemplated thereby.  In such event, the Borrower, at the request of the Lender, shall cause its attorney of record to effectuate such waiver in compliance with the Hawaii Rules of Civil Procedure, as the same may be amended from time to time.

8.10           Compliance with OFAC Restrictions.  The Lender and the Borrower are obligated to comply with the laws and regulations administered by the United States Office of Foreign Asset Control (“OFAC Restrictions”).  In order to comply with OFAC Restrictions, the Lender may be required to temporarily suspend processing or funding of Advances under the Commitment, which may result in delayed availability of funds, or may be prohibited from closing the Commitment altogether.  The Borrower agrees to the foregoing, and further agrees that if the Lender is required by applicable OFAC Restrictions to suspend processing or funding of Advances under the Commitment, or is prohibited by applicable OFAC Restrictions from closing the Commitment,  the Lender will not be liable for any damages of any kind or nature (including, without limitation, actual, consequential, special, incidental, punitive, or indirect damages, whether arising out of claims for “lender liability” or any other cause), which the Borrower may suffer or incur in connection with any such suspension of Advances, or failure to close the Commitment.
8.11           Entire Agreement.  The Loan Documents constitute all of the agreements between the parties relating to the Commitment and supersede all other prior or concurrent oral or written letters, agreements or understandings.
8.12           Assignment; Parties in Interest.  The Borrower shall not assign its interest in this Agreement without the prior written consent of the Lender, which consent may be withheld by the Lender in its sole and absolute discretion.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, whether or not hereinabove so expressed and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of the Note or any part thereof or interest therein.
8.13           Headings of Paragraphs.  The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

8.14           Applicable Law.  This Agreement is executed and delivered in and shall be construed and enforced in accordance with the laws of the State of Hawaii.
8.15           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.
8.16           Severability.  If any provision of this Agreement or the other Loan Documents is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement and the other Loan Documents will remain unaffected.
8.17           Terms and Conditions of this Agreement Supplement Other Loan Documents.  The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower under this Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Borrower under the other Loan Documents.  The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower hereunder merely supplement, and do not supplant or supersede, provisions of similar effect or subject matter in the other Loan Documents.  The Loan Documents shall, however, constitute and be deemed amendments to any inconsistent provisions of any commitment letter issued by the Lender to the Borrower in connection with the Commitment, and, upon the execution of this Agreement, any such commitment letter shall be deemed superceded by the Loan Documents and cancelled.

8.18           Agents.  In exercising any rights under this Agreement or the other Loan Documents, the Lender may act through its employees, agents or independent contractors; provided that the Lender shall remain responsible for the actions of its employees and agents.
8.19           Consent by the Lender.  Whenever the consent of the Lender is required by the terms of this Agreement, then, except where the granting of such consent is reserved to the Lender in its sole judgment, option or discretion, such consent shall not be unreasonably or arbitrarily withheld.
8.20           Lender’s Right of Setoff.  Upon the occurrence of any Event of Default, or if the Lender shall be served with garnishee process, whether or not the Borrower shall be in default hereunder at the time, the Lender may, but shall not be required to, set off any indebtedness owing by the Lender to the Borrower against any indebtedness under the Loan Documents, without prejudice to any other rights or remedies of the Lender thereunder.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement on the day and year first above stated.
FIRST HAWAIIAN BANK

By /s/Paula C. H. Chang

Its  Vice President

                                                        Lender

PACIFIC OFFICE PROPERTIES, L.P.
a Delaware limited partnership

By Pacific Office Properties Trust, Inc.
a Maryland corporation
Its General Partner

By /s/Lawrence J. Taff
Print Name:  Lawrence J. Taff
Its  Executive Vice President

                                                        Borrower